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            AMENDED AND RESTATED OPTION TO PURCHASE PREFERRED SHARES

                                       OF

                         PROVIDENT AMERICAN CORPORATION



         THIS AMENDED AND RESTATED OPTION is dated as of the 11th day of December, 1996, effective as hereinafter set forth. PROVIDENT AMERICAN CORPORATION ("PAMCO"), intending to be legally bound, hereby grants to ALVIN H. CLEMENS ("Owner"), a Stock Option ("Option") to purchase all or any part of an aggregate of FIVE HUNDRED FIFTY THOUSAND (550,000) shares of the Series A Cumulative Convertible Preferred Stock (the "Preferred Stock"), of PAMCO, $1.00 par value (the "Shares"), on the terms and conditions hereinafter set forth. This Amended and Restated Option supersedes the Option to purchase 550,000 shares of the Preferred Stock dated as of April 1, 1993, as amended, which was granted to Owner in connection with Owner's purchase of 550,000 shares of Series A Preferred as of that date (the "1993 Option").

         1. Purchase Price. The Shares of Preferred Stock may be purchased pursuant to this Option Agreement at a price of $3.64 per share, subject to adjustment as provided in Paragraph 6 hereof.

         2. Effective Date of Grant; Termination of Option. The Option became effective and exercisable as of July 7, 1993 (the "Effective Date"). Unless sooner exercised, the Option herein granted shall expire at 5:00 p.m., ten (10) years from the Effective Date. The Option or any part hereof may be exercised at any time or from time to time up to ten (10) years from the Effective Date.


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         3. Method of Exercise.

                  a. Subject to the terms and conditions hereof, the Option or any part thereof may be exercised in accordance with the terms hereof, in whole or in part, by written notice to PAMCO.

                  b. The notice of exercise shall specify the number of Shares of Preferred Stock to be purchased, acknowledge and agree that such Shares of Preferred Stock are being purchased for investment and not for distribution or resale, and shall be accompanied by payment in cash, by certified or bank cashier's check payable to the order of PAMCO for the aggregate purchase price of the Shares of Preferred Stock purchased, or by delivery of shares of either PAMCO Common Stock, Preferred Stock, or Class A Common Stock, together with duly executed stock powers, having a Current Market Price (as hereinafter defined) equal to such purchase price. Such exercise (subject to the restrictions contained in Paragraph 7) shall be effective upon the actual receipt of such written notice and payment to PAMCO. As used herein, the term "Current Market Price" shall mean, with respect to one share of PAMCO Common Stock at any date, the average of the daily closing prices for the 30 consecutive business days before the day in question, as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period, or, in case no sales took place on any day in question during such 30 business day period, the last bid price on such day, in either case on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") National Market System, or, if the Common Stock is not listed or admitted for trading on any such exchange or on the


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NASDAQ National Market System on any day in question, then such price as shall be deemed to be the last bid price quoted on the NASDAQ interdealer quotation system, then said price shall be deemed to be the last reported bid price on such day as reported by the National Quotation Bureau, Inc., provided, however, that if the Common Stock is not traded in such matter that the quotations referred to in this subsection (b) are available for the period required hereunder, the Current Market Price shall be determined on an as converted basis, or in the absence thereof, in good faith by at least a majority of the members of the Board of Directors of PAMCO.

                  c. No rights or privileges of a shareholder of PAMCO in respect of any of the Shares of Preferred Stock issuable upon the exercise of any part of the Option shall inure to Owner, or any other person entitled to exercise the Option as herein provided, unless and until certificates representing such Shares of Preferred Stock shall have been delivered, which certificate or certificates may bear an appropriate legend indicating that the Shares of Preferred Stock represented thereby have been purchased for investment and not for distribution or resale.

                  d. Upon the partial exercise of the Option herein granted, the Owner of the Option, upon written notification to PAMCO and the surrender of this Option to PAMCO, shall be entitled to be issued an Option to purchase such lesser number of Shares of Preferred Stock as Owner shall request.

         4. Transferability. The Option shall be freely transferable by Owner in respect of the Shares of Preferred Stock for which the Option shall be exercisable at the principal office of PAMCO by Owner by presentation of the Option, properly endorsed for transfer. In the event that the Option is transferred, Owner agrees by holding this Option that Owner's Option, when


                                     - 3 -
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endorsed in blank, may be deemed negotiable and that Owner, when this Option shall have been endorsed, may be treated by PAMCO and all other persons dealing with the Option as the absolute owner thereof for any purpose, and as the party entitled to exercise the rights represented by this Option, or to the transfer thereof on the books of PAMCO, any notice to the contrary notwithstanding. The form of this Option is exchangeable upon the surrender thereof by Owner at the principal office of PAMCO for new Options of like tenor representing in the aggregate the right to purchase the number of Shares of Preferred Stock purchasable under the Option being exchanged, each such new Option to represent the right to purchase such number of Shares of Preferred Stock as shall be designated by Owner at the time of such surrender, but not to exceed in the aggregate the number of Shares of Preferred Stock subject hereto.

         5. Dilution. In the event that prior to the delivery by PAMCO of all of the Shares of Preferred Stock in respect of which the aforesaid Option is granted, the outstanding Shares of Preferred Stock of PAMCO, including any common stock into which the Preferred Stock shall be convertible, shall be changed in number or class or exchanged for a different number or kind of shares of stock or other securities of PAMCO, whether by reason of recapitalization, reclassification, reorganization, combination, stock split or reverse stock split, or payment of a stock dividend or other similar change in capitalization, effected without receipt of consideration by PAMCO, the remaining number of Shares of Preferred Stock still subject to the Option and the purchase price therefor shall be adjusted in a manner determined by PAMCO so that the adjusted number of shares and the adjusted purchase price shall be substantially


                                     - 4 -
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equivalent to the remaining number of Shares of Preferred Stock still subject to the Option and the purchase price thereof prior to such change.

         6. Registration. If the registration or qualification of the Shares of Preferred Stock subject to the Option under any federal or state law or the consent or approval of any governmental regulatory body or a national stock exchange is necessary as a condition of or in connection with the purchase or issuance of such Shares of Preferred Stock, PAMCO shall not be obligated to issue or deliver the certificates representing the Shares of Preferred Stock as to which the Option has been exercised unless and until such registration, qualification, consent or approval shall have been effected or obtained.

         7. Owner's Obligation. Owner, by acceptance of this Option, expressly acknowledges and agrees that: (1) Owner will be solely responsible for all taxes levied by or under federal, state or municipal authority, to which Owner may be or become subject arising out of or resulting from receipt of this Option, holding or exercise thereof or holding, sale, transfer or other disposition of shares acquired on such exercise; and (2) Owner will indemnify PAMCO and its affiliates, and hold such person harmless, of, from and against any and all loss, damage, obligation or liability, and all costs and expenses (including attorneys' fees) incurred in connection therewith, which it may suffer or incur on account or by reason of any act or omission of Owner, or Owner's heirs, executors, administrators, personal representatives, successors and assigns in breach or violation of the covenants and agreements of Owner set forth herein.

         8. Notification. Any notice to be given to PAMCO shall be marked to the attention of the Secretary and addressed to PAMCO at its then principal office,


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and any notice to be given to Owner shall be addressed to the address then appearing in the personal records of PAMCO for Owner, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been properly given if and when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified mail, and deposited, postage prepaid, in a post office regularly maintained by the United States Government.

         9. Amendments. This Amended and Restated Stock Option Agreement supersedes the 1993 Option. Any amendments to this Amended and Restated Stock Option Agreement must be in writing, signed by each party hereto.

        IN WITNESS WHEREOF, PAMCO has caused this Amended and Restated Stock Option Agreement to be executed as of the day and year above first written.

                                          PROVIDENT AMERICAN CORPORATION
Attest:


/s/ M. F. Beausang, Jr.                   By: /s/ James O. Bowles
-----------------------------------         ------------------------------------
Michael F. Beausang, Jr., Secretary         James O. Bowles, President

[SEAL]


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                               PURCHASE AGREEMENT



To:     Secretary of Provident American Corporation



                  The undersigned, pursuant to the provisions of the attached Option, agrees to purchase _______________________ (________) Shares of the
Series A Cumulative Convertible Preferred Stock of Provident American Corporation, $1.00 par value, and makes payment herewith in full therefore at the price per share provided by such Option.



Date:___________________________      Signature:_____________________________

                                      Address: ______________________________

                                               ______________________________





                                   ASSIGNMENT


                  FOR VALUE RECEIVED, _________________________________ hereby sells, assigns, and transfers all of the rights of the undersigned under the Option attached hereto, with respect to the number of Shares of Preferred Stock of Provident American Corporation covered by such Option to:


NAME OF ASSIGNEE                             ADDRESS               NO. OF SHARES
----------------                             -------               -------------










Date:______________________________         Signature:_______________________



                                            Witness:_________________________


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                          CASHLESS OPTION SUBSCRIPTION


        The undersigned, Owner of a certain Option to purchase Shares of the Preferred Stock of PAMCO, hereby agrees to subscribe to that number of Shares of the Common Stock or Class A Common Stock of PAMCO as are issuable in accordance with the provisions set forth in Paragraph 3.b of the Option, and makes payment therefor in full by surrender and delivery of this Option.

Dated:__________________________        Signature:_____________________________

                                        Print Name:____________________________


                                        Address:_______________________________

                                                _______________________________

                                        Social Security No.:___________________